Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 12, 2007 relating to the financial statements and financial statement schedule, which appears in Aruba Networks, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2007.
/s/ PricewaterhouseCoopers LLP
San Jose, California
August 27, 2008